UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2019 (August 30, 2019)

APOLLO MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801
(Address of Principal Executive Offices, and Zip Code)

(626) 282-0288
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Explanatory Note

The purpose of this filing is solely to correct the EDGAR submission header on the Form 8-K filed September 6, 2019 ("Original Filing") to reference Item 8.01 instead of Item 2.01. There were no changes to the text or accompanying exhibits to the Original Filing.

Item 8.01 Other Events.

On September 5, 2019, Apollo Medical Holdings, Inc. (the “Company”), an integrated population health management company issued a press release announcing that its affiliates, Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California (“APC”) and APC-LSMA Designated Shareholder Medical Corporation (“APC-LSMA”) have acquired all of the outstanding shares of capital stock in Accountable Health Care IPA, a Professional Medical Corporation ("Accountable Health Care"). In connection with the settlement of a dispute with Dr. Jayatilaka and Accountable Health Care, APC-LSMA acquired the remaining outstanding shares of Accountable Health Care's capital stock held by Dr. Jayatilaka (comprising 75% of the outstanding shares of Accountable Health Care capital stock) in exchange for $7.25 million. APC owns the remaining 25% of the outstanding shares of Accountable Health Care capital stock.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1 -	Press Release of Apollo Medical Holdings, Inc., dated September 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 11, 2019	By:	/s/ Thomas S. Lam, M.D
	Name:	Thomas S. Lam, M.D
	Title:	Chief Executive Officer